Exhibit 24.1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Imatron Inc. for the registration of 3,810,155 shares of its Common Stock and to the incorporation by reference therein of our report dated February 9, 1996 with respect to the consolidated financial statements of Imatron Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                         /s/ ERNST & YOUNG, LLP
                                                         -----------------------
                                                         Ernst & Young, LLP

September 5, 1996



                                       57